Exhibit 99.1

12-02
For further information:
John P. Barnett
Director of External Affairs
Southern Union Company
713-989-7556

SOUTHERN UNION ANNOUNCES FOURTH QUARTER AND FISCAL 2011 RESULTS

•	2011 EPS of $2.02 vs. $1.87 in prior year
•	Adjusted EPS of $1.91 vs. $1.79 in prior year

HOUSTON, February 24, 2012 – Southern Union Company (NYSE:SUG) today reported net earnings available for common stockholders for the year ended December 31, 2011 of $255.4 million ($2.02 per share), compared with $216.2 million ($1.73 per share) in the prior year.  Adjusted net earnings for the same period were $241.1 million ($1.91 per share), compared with $224.2 million ($1.79 per share) in the prior year.  The following table provides a reconciliation of net earnings to adjusted net earnings:

Select Non-GAAP Financial Information	Years Ended December 31,
($000s, except per share amounts)	2011	2010
Net earnings available for common stockholders	$255,424	$216,213
Loss from discontinued operations	$-	$18,100
Net earnings from continuing operations available
for common stockholders	$255,424	$234,313
After-tax adjustments:
MTM loss on open economic hedges	$-	$11,705
MTM loss recorded in prior accounting period	$(18,240)	$(21,641)
Merger-related expenses	$9,870	$-
Litigation settlements	$(5,910)	$-
Provision for hurricane related repair and abandonment costs	$-	$(7,650)
Loss on extinguishment of preferred stock	$-	$3,295
Tax expense related to elimination of Medicare Part D subsidy	$-	$4,216
Adjusted net earnings available for common stockholders	$241,144	$224,238
Net earnings per share available to common stockholders from
continuing operations	$2.02	$1.87
Net earnings per share available for common stockholders	$2.02	$1.73
Adjusted net earnings per share available for common stockholders	$1.91	$1.79

For the quarter ended December 31, 2011, the Company reported net earnings available for common stockholders of $77.0 million ($0.61 per share), compared with $55.9 million ($0.45 per share) in the prior year.  Net earnings from continuing operations were $77.0 million ($0.61 per share) compared with $74.0 million ($0.59 per share) in the prior year.  Adjusted net earnings available for common stockholders for the same period were $71.8 million ($0.57 per share), compared with $65.9 million ($0.53 per share) in the prior year.  The following table provides a reconciliation of net earnings available for common stockholders to adjusted net earnings available for common stockholders:

Select Non-GAAP Financial Information	Quarter Ended December 31,
($000s, except per share amounts)	2011	2010
Net earnings available for common stockholders	$76,957	$55,868
Loss from discontinued operations	$-	$18,100
Net earnings from continuing operations available
for common stockholders	$76,957	$73,968
After-tax adjustments:
MTM loss on open economic hedges	$-	$3,801
MTM loss recorded in prior accounting period	$(9,568)	$(4,224)
Merger-related expenses	$4,455	$-
Provision for hurricane related repair and abandonment costs	$-	$(7,650)
Adjusted net earnings available for common stockholders	$71,844	$65,895
Net earnings per share from continuing operations available
for common stockholders	$0.61	$0.59
Net earnings per share available for common stockholders	$0.61	$0.45
Adjusted net earnings per share available for common stockholders	$0.57	$0.53

George L. Lindemann, Chairman and CEO, said, “We are pleased with our fiscal year 2011 operational results. Looking forward, we expect growth projects in our midstream business to continue to drive compelling earnings growth for the company. We also feel good about the progress we’ve made in our merger process and look forward to consummating the transaction with ETE.”

Eric D. Herschmann, Vice Chairman, President and COO, added, “We continue to be excited about our opportunity to develop and install liquefaction facilities at the Lake Charles terminal.  We are encouraged by the positive market response to the project and continue to work closely with BG Group in our planning efforts.”

Fiscal 2011 Highlights
•
Southern Union’s transportation and storage segment posted adjusted EBIT of $473.5 million, compared with adjusted EBIT of $446.1 million in the prior year. The increase was primarily attributable to higher revenue mainly due to the LNG terminal infrastructure enhancement project placed in service in March 2010 and customer contract buyout revenues received by PEPL in the fourth quarter of 2011.

•
The gathering and processing segment reported adjusted EBIT of $22.5 million, compared with adjusted EBIT of $25.9 million in the prior year.  The decrease was primarily attributable to higher operating, maintenance and general expenses primarily due to plant down time experienced in 2011 due to severe cold weather in early 2011 and a system blockage and increased chemical and lubricant costs.  Such increases were partially offset by higher gross margin largely due to higher market-driven realized average NGL prices, partially offset by lower realized average natural gas prices and reduced throughput volumes as a result of processing plant outages and producer well freeze-offs.  Total processed volumes were 417,398 MMBtu/d in the 2011 period compared with 430,683 MMBtu/d in 2010.

•
The Company’s distribution segment posted adjusted EBIT of $55.8 million compared to adjusted EBIT of $63.7 million in the prior year.  This decrease was primarily due to higher operating, maintenance and general expenses, including higher legal, injuries and damage claims due to ongoing litigation, higher vehicle fuel costs attributable to higher gasoline prices and the impact of a 2010 settlement for a previous environmental cost reimbursement claim made by the Company.

Merger Update
On July 19, 2011, the Company entered into a Second Amended and Restated Agreement and Plan of Merger with Energy Transfer Equity, L.P. (“ETE”) and Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE (“Merger Sub”) (as amended by Amendment No. 1 thereto dated as of September 14, 2011, the “Second Amended Merger Agreement”).  The Second Amended Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of ETE.  Under the terms of the Second Amended Merger Agreement, Company shareholders can elect to exchange each outstanding Southern Union common share for $44.25 of cash or 1.00x ETE common unit, with no more than 60% of the aggregate merger consideration payable in cash and no more than 50% payable in ETE common units.  Elections in excess of either the cash or common unit limits will be subject to proration.  On February 17, 2012, the parties mailed merger consideration election forms to Southern Union shareholders of record as of February 10, 2012 and announced that the election deadline for Southern Union stockholders to make merger consideration elections is expected to be 5:00 p.m., Eastern Time, on March 19, 2012 (or such other later date as ETE and Southern Union shall agree).

In addition, ETE and Energy Transfer Partners, LP, a subsidiary of ETE (“ETP”), are parties to an Amended and Restated Agreement and Plan of Merger dated as of July 19, 2011 (as amended by Amendment No. 1 thereto dated as of September 14, 2011, the “Citrus Merger Agreement”).  Immediately prior to the effectiveness of the Merger, ETE will assign and the Company will assume the benefits and obligations of ETE under the Citrus Merger Agreement.  Under the Citrus Merger Agreement, it is anticipated that the Company will cause the contribution to ETP of its 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system and is currently jointly owned by the Company and El Paso Corporation (the “Citrus Merger”).  The Citrus Merger will be effected through the merger of Citrus ETP Acquisition, L.L.C., a wholly-owned subsidiary of ETP, with and into CrossCountry Energy, LLC, a wholly-owned subsidiary of the Company that indirectly owns a 50% interest in Citrus Corp.  PEPL Holdings, LLC, an indirect subsidiary of the Company, will guarantee payment, on a contingent recourse basis, of up to $2.0 billion of indebtedness of ETP related to the Citrus Merger (or, in the alternative, will indemnify a subsidiary of ETP for payments made by such subsidiary with respect to a guarantee of up to $2.0 billion of indebtedness of ETP by such subsidiary).

Consummation of the Merger is subject to certain customary conditions, certain of which have already been satisfied, including, without limitation, (i) the receipt of stockholder approval, which occurred on December 9, 2011, (ii) the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which expiration occurred on July 28, 2011, and (iii) the effectiveness, on October 27, 2011, of ETE’s Registration Statement on Form S-4 relating to the ETE common units to be issued in connection with the Merger.  On February 16, 2012, the parties filed with the Missouri Public Service Commission (the “MPSC”) a Non-Unanimous Stipulation and Agreement (the “Stipulation”) among Southern Union, ETE and the MPSC Staff.  Pursuant to the Stipulation, the parties recommend that the MPSC issue an order finding that, subject to the conditions therein, the merger of Merger Sub with and into the Company is not detrimental to the public interest and authorizing the undertaking of the Merger and related transactions.  The Office of Public Counsel has indicated that it does not oppose the Stipulation.  The Company and ETE have requested that the MPSC consider the Stipulation expeditiously.  The Company and ETE continue to expect that the closing of the Merger will occur prior to the end of the first quarter of 2012.

Annual Report on Form 10-K

Southern Union will provide additional information about its 2011 results in its annual report on Form 10-K expected to be filed today with the Securities and Exchange Commission. Once made, this filing may be accessed through the Investors’ section of the Company’s web site at www.sug.com.

Non-GAAP Financial Measures

The Company uses adjusted net earnings (per share) and earnings before interest and taxes (“EBIT”), or adjusted EBIT, as appropriate, as its primary measures of evaluating financial performance. The Company also believes these measures present its financial performance in a manner that is more consistent with the presentation used by the investment community in its evaluation of the Company’s financial performance. Adjusted net earnings (per share), EBIT and adjusted EBIT are non-GAAP measures and should be used in conjunction with net earnings and other financial measures such as operating income or net cash flows provided by operating activities.

About Southern Union Company

Southern Union Company, headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas. The Company owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts. For further information, visit www.sug.com.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on management’s beliefs and assumptions.  These forward-looking statements, which address the Company’s expected business and financial performance, among other matters, are identified by terms and phrases such as:  anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions.  Forward-looking statements involve risks and uncertainties that may or could cause actual results to be materially different from the results predicted.  Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: changes in demand for natural gas or NGL and related services by customers, in the composition of the Company’s customer base and in the sources of natural gas or NGL accessible to the Company’s system; the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of natural gas or NGL as well as electricity, oil, coal and other bulk materials and chemicals; adverse weather conditions, such as warmer or colder than normal weather in the Company’s service territories, as applicable, and the operational impact of natural disasters; changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and/or governmental bodies affecting or involving the Company, including deregulation initiatives and the impact of rate and tariff proceedings before FERC and various state regulatory commissions; the speed and degree to which additional competition, including competition from alternative forms of energy, is introduced to the Company’s business and the resulting effect on revenues; the impact and outcome of pending and future litigation and/or regulatory investigations, proceedings or inquiries; the ability to comply with or to successfully challenge existing and/or  new environmental, safety and other laws and regulations; unanticipated environmental liabilities; the uncertainty of estimates, including accruals and costs of environmental remediation; the impact of potential impairment charges; exposure to highly competitive commodity businesses and the effectiveness of the Company's hedging program; the ability to acquire new businesses and assets and to integrate those operations into its existing operations, as well as its ability to expand its existing businesses and facilities; the timely receipt of required approvals by applicable governmental entities for the construction and operation of the pipelines and other projects; the ability to complete expansion projects on time and on budget; the ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; the impact of factors affecting operations such as maintenance or repairs, environmental incidents, natural gas pipeline system constraints and relations with labor unions representing bargaining-unit employees; the performance of contractual obligations by customers, service providers and contractors; exposure to customer concentrations with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; changes in the ratings of the Company’s debt securities; the risk of a prolonged slow-down in growth or decline in the United States economy or the risk of delay in growth or decline in the United States economy, including liquidity risks in United States credit markets; the impact of unsold pipeline capacity being greater than expected; changes in interest rates and other general market and economic conditions, and in the Company’s ability to continue to access its revolving credit facility and to obtain additional financing on acceptable terms, whether in the capital markets or otherwise; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans and other postretirement benefit plans; acts of nature, sabotage, terrorism or other similar acts that cause damage to the facilities or those of the Company’s  suppliers' or customers' facilities; market risks beyond the Company’s control affecting its risk management activities including market liquidity, commodity price volatility and counterparty creditworthiness; the availability/cost of insurance coverage and the ability to collect under existing insurance policies; the risk that material weaknesses or significant deficiencies in internal controls over financial reporting could emerge or that minor problems could become significant; changes in accounting rules, regulations and pronouncements that impact the measurement of  results of operations, the timing of when such measurements are to be made and recorded and the disclosures surrounding these activities; the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives, authorized rates of recovery of costs (including pipeline relocation costs) and permitting for new natural gas production accessible to the Company’s systems; market risks affecting the Company’s pricing of its services provided and renewal of significant customer contracts; actions taken to protect species under the Endangered Species Act and the effect of those actions on the Company’s operations; the impact of union disputes, employee strikes or work stoppages and other labor-related disruptions; the likelihood and timing of the completion of the proposed merger with ETE, the terms and conditions of any required regulatory approvals of the proposed merger, the impact of the proposed merger on Southern Union’s employees and potential diversion of management’s time and attention from ongoing business during this time period; and other risks and unforeseen events, including other financial, operational and legal risks and uncertainties detailed from time to time in filings with the Securities and Exchange Commission;.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements.  Other factors could also have material adverse effects on the Company’s future results.  These and other risks are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other reports filed with the Securities and Exchange Commission.  In light of these risks, uncertainties and assumptions, the events described in forward-looking statements might not occur or might occur to a different extent or at a different time than the Company has described.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information

In connection with the proposed merger, ETE filed with the SEC a Registration Statement on Form S-4 that included a proxy statement/prospectus. The Registration Statement was declared effective on October 27, 2011. Southern Union mailed the definitive proxy statement/prospectus to its stockholders on or about October 27, 2011 and again on February 17, 2012. Investors and security holders are urged to carefully read the definitive proxy statement/prospectus because it contains important information regarding ETE, Southern Union and the merger.

Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by ETE and Southern Union with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement/prospectus and such other documents relating to ETE may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from ETE’s website, www.energytransfer.com. The definitive proxy statement/prospectus and such other documents relating to Southern Union may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5051 Westheimer Road, Houston, Texas 77056, or from the Company’s website, www.sug.com.

Select Financial Information

The following table sets forth financial information for the company for the periods presented.

	Quarter Ended		Years Ended
	December 31,		December 31,
	(Unaudited)		(Audited)
	2011	2010	2011	2010

	(In thousands of dollars, except per share amounts)

Operating revenues	$670,314	$670,296	$2,665,954	$2,489,913

Operating expenses:
Cost of natural gas and other energy	316,435	340,186	1,362,177	1,243,749
Operating, maintenance and general	127,693	112,884	498,255	463,517
Depreciation and amortization	59,741	58,579	237,690	228,637
Revenue-related taxes	8,773	11,449	35,608	37,619
Taxes, other than on income and revenues	13,394	14,012	54,366	55,776
Total operating expenses	526,036	537,110	2,188,096	2,029,298

Operating income	144,278	133,186	477,858	460,615

Other income (expenses):
Interest expense	(53,803)	(55,114)	(219,232)	(216,665)
Earnings from unconsolidated investments	20,500	26,959	98,935	105,415
Other, net	1,086	23	1,643	312
Total other expenses, net	(32,217)	(28,132)	(118,654)	(110,938)

Earnings from continuing operations before income taxes	112,061	105,054	359,204	349,677

Federal and state income tax expense	35,104	31,086	103,780	107,029

Earnings from continuing operations	76,957	73,968	255,424	242,648

Loss from discontinued operations	-	(18,100)	-	(18,100)

Net earnings	76,957	55,868	255,424	224,548

Preferred stock dividends	-	-	-	(5,040)
Loss on extinguishment of preferred stock	-	-	-	(3,295)

Net earnings available for common stockholders	$76,957	$55,868	$255,424	$216,213

Net earnings available for common stockholders
from continuing operations per share:
Basic	$0.62	$0.59	$2.05	$1.88
Diluted	$0.61	$0.59	$2.02	$1.87

Net earnings available for common stockholders per share:
Basic	$0.62	$0.45	$2.05	$1.74
Diluted	$0.61	$0.45	$2.02	$1.73
Cash dividends declared on common stock per share:	$0.15	$0.15	$0.60	$0.60

Weighted average shares outstanding
Basic	124,764	124,522	124,720	124,474
Diluted	126,527	125,311	126,283	125,191

Select Financial Information Continued

The following table sets forth certain selected financial information for the Company for the periods presented.

	December 31,
	2011	2010
	(In thousands of dollars)
Total assets	$8,270,859	$8,238,543

Long term debt	$3,160,372	$3,520,906
Short term debt and notes payable	543,254	298,134
Common equity	2,639,611	2,526,982
Total capitalization	$6,343,237	$6,346,022

	Years ended December 31,
	2011	2010
Cash flow information:	(In thousands of dollars)
Cash flow provided by operating activities
before changes in working capital	$520,913	$515,181
Changes in working capital	10,128	(90,510)
Net cash flow provided by operating activities	531,041	424,671
Net cash flow used in investing activities	(328,033)	(392,491)
Net cash flow used in financing activities	(182,667)	(39,426)
Change in cash and cash equivalents	$20,341	$(7,246)

Select Non-GAAP Financial Information

The following table sets forth certain selected financial information for the Company’s segments for the periods presented.

	Quarter Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(In thousands of dollars)

Revenues from external customers:
Transportation and Storage	$218,897	$209,122	$803,650	$769,450
Gathering and Processing	287,855	249,563	1,179,680	1,008,023
Distribution	160,238	208,400	666,650	698,513
Total segment operating revenues	666,990	667,085	2,649,980	2,475,986
Corporate and other	3,324	3,211	15,974	13,927
Total consolidated revenues from external customers	$670,314	$670,296	$2,665,954	$2,489,913

Depreciation and amortization:
Transportation and Storage	$31,893	$31,745	$128,011	$123,009
Gathering and Processing	18,603	17,614	72,756	70,056
Distribution	8,346	8,405	33,445	32,544
Total segment depreciation and amortization	58,842	57,764	234,212	225,609
Corporate and other	899	815	3,478	3,028
Total depreciation and amortization expense	$59,741	$58,579	$237,690	$228,637

EBIT:
Transportation and Storage segment	$127,750	$132,503	$480,775	$458,273
Gathering and Processing segment	20,931	6,041	50,666	41,756
Distribution segment	23,009	21,683	55,364	63,692
Corporate and other	(5,826)	(59)	(8,369)	2,621
Total EBIT	165,864	160,168	578,436	566,342
Interest expense	53,803	55,114	219,232	216,665
Federal and state income tax expense	35,104	31,086	103,780	107,029
Earnings from continuing operations	76,957	73,968	255,424	242,648
Loss from discontinued operations	-	(18,100)	-	(18,100)
Net earnings	76,957	55,868	255,424	224,548
Preferred stock dividends	-	-	-	(5,040)
Loss on extinguishment of preferred stock	-	-	-	(3,295)
Net earnings available for common stockholders	$76,957	$55,868	$255,424	$216,213

The Company evaluates segment performance based on several factors, of which the primary financial measure is earnings before interest and taxes (EBIT).  EBIT allows management and investors to more effectively evaluate the performance of all of the company’s consolidated subsidiaries and unconsolidated investments.  The company defines EBIT as net earnings available for common shareholders, adjusted for: (i) items that do not impact earnings, such as extraordinary items, discontinued operations and the impact of changes in accounting principles; (ii) income taxes; (iii) interest; (iv) dividends on preferred stock; and (v) loss on extinguishment of preferred stock.

Select Non-GAAP Financial Information

The following tables set forth a reconciliation of EBIT to adjusted EBIT (a non-GAAP measure) for the Company and certain business segments for the periods presented.

	Quarter Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010

	(In thousands of dollars)
Southern Union Company:
Reported EBIT	$165,864	$160,168	$578,436	$566,342
Adjustments:
Mark-to-market loss (gain) on open economic hedges	(9,283)	6,055	-	18,647
Mark-to-market loss recognized in prior periods	(5,950)	(6,729)	(29,057)	(34,477)
Merger-related costs	7,098	-	15,708	-
East End litigation	-	-	(9,409)	-
Provision for hurricane repair and abandonment costs	-	(12,173)	-	(12,173)
Adjusted EBIT	$157,729	$147,321	$555,678	$538,339

Transportation & storage segment:
Reported EBIT	$127,750	$132,503	$480,775	$458,273
Adjustments:
Merger-related costs	669	-	2,125	-
East End litigation	-	-	(9,409)	-
Provision for hurricane repair and abandonment costs	-	(12,173)	-	(12,173)
Adjusted EBIT	$128,419	$120,330	$473,491	$446,100

Gathering & processing segment:
Reported EBIT	$20,931	$6,041	$50,666	$41,756
Adjustments:
Mark-to-market loss (gain) on open economic hedges	(9,283)	6,055	-	18,647
Mark-to-market loss recognized in prior periods	(5,950)	(6,729)	(29,057)	(34,477)
Merger-related costs	231	-	859	-
Adjusted EBIT	$5,929	$5,367	$22,468	$25,926

Distribution segment:
Reported EBIT	$23,009	$21,683	$55,364	$63,692
Adjustments:
Merger-related costs	127	-	412	-
Adjusted EBIT	$23,136	$21,683	$55,776	$63,692

Corporate & Other segment
Reported EBIT	$(5,826)	$(59)	$(8,369)	$2,621
Adjustments:
Merger-related costs	6,071	-	12,312	-
Adjusted EBIT	$245	$(59)	$3,943	$2,621